SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2009
DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	0-5423	59-1277135
(State or other jurisdiction) of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
11770 U.S. Highway One, Suite 101
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)
(561) 627-7171
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 10, 2009 (the “Closing Date”), Dycom Industries, Inc. (“Dycom”) entered into a First Amendment (the “Amendment”) to its Credit Agreement dated as of September 12, 2008 (“Credit Agreement”) with Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Branch Banking and Trust Company and RBS Citizens, N.A., as Co-Documentation Agents and Wachovia Capital Markets LLC and Bank of America Securities, LLC, as joint lead arrangers and joint book runners, and certain other lenders from time to time party thereto.
     The Amendment increases the maximum borrowing under the Credit Agreement from $195,000,000 to $210,000,000. After giving affect to the Amendment and subject to certain conditions, the Credit Agreement provides the ability to increase the committed amount by an incremental $85,000,000.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
First Amendment dated as of April 10, 2009 to Credit Agreement dated as of September 12, 2008 with Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Branch Banking and Trust Company and RBS Citizens, N.A., as Co-Documentation Agents and Wachovia Capital Markets LLC and Bank of America Securities, LLC, as joint lead arrangers and joint book runners, and certain other lenders from time to time party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: April 15, 2009

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Senior Vice President and Chief Financial Officer

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